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                                  EXHIBIT 23.1





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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-54398, 33-78348, 333-07515, 333-43547 and 333-56697 on Form S-8 and No.
333-60925 on Form S-3 of Marcum Natural Gas Services, Inc. of our report dated March 19, 1999 appearing in this Annual Report on Form 10-KSB of Marcum Natural Gas Services, Inc. for the year ended December 31, 1998.





DELOITTE & TOUCHE LLP

Denver, Colorado
March 29, 1999